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                                                                    EXHIBIT 12.1

               COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES

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
                                                                        YEARS ENDED DECEMBER 31,
                                                       ----------------------------------------------------------
                                                          1995        1994        1993        1992        1991
                                                       ----------  ----------  ----------  ----------  ----------
                                                                     (IN THOUSANDS, EXCEPT RATIOS)

Interest expense.....................................  $   23,453  $   19,379  $   19,204  $   17,538  $   16,156
Capitalized interest.................................       1,349         287       1,879       1,325       1,801
Amortization of debt issue expense...................         486         281         318         321         345
Estimated interest portion of rent expense...........         570         528         567         526         412
                                                       ----------  ----------  ----------  ----------  ----------
Fixed charges........................................  $   25,858  $   20,475  $   21,968  $   19,710  $   18,714
                                                       ----------  ----------  ----------  ----------  ----------
                                                       ----------  ----------  ----------  ----------  ----------
Income (loss) before income taxes, extraordinary
 refinancing charge and cumulative effect of
 accounting change...................................  $  116,787  $   93,290  $   65,953  $  105,455  $  (41,407)
Fixed charges........................................      25,858      20,475      21,968      19,710      18,714
Capitalized interest.................................      (1,349)       (287)     (1,879)     (1,325)     (1,801)
                                                       ----------  ----------  ----------  ----------  ----------
Earnings.............................................  $  141,296  $  113,478  $   86,042  $  123,840  $  (24,494)
                                                       ----------  ----------  ----------  ----------  ----------
                                                       ----------  ----------  ----------  ----------  ----------
Ratio of earnings to fixed charges...................        5.5x        5.5x        3.9x        6.3x      --
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